Exhibit 10.1

GRAFTECH INTERNATIONAL LTD. HAS CLAIMED CONFIDENTIAL

TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED ON A

REQUEST FOR CONFIDENTIAL TREATMENT

OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION

STOCK PURCHASE AND SALE AGREEMENT

This STOCK PURCHASE AND SALE AGREEMENT (this “Agreement”) is dated as of June 30, 2008 by and among Falcon Mezzanine Partners, LP, a Delaware limited partnership (the “Seller”), and GrafTech International Holdings Inc., a Delaware corporation (the “Buyer”).

WHEREAS, the Seller owns 1,000 shares (the “Company Shares”) of common stock, $0.01 par value per share, of Falcon-Seadrift Holding Corp. (the “Company”);

WHEREAS, the Company is a single purpose entity formed to hold 18,500 limited partnership units (the “Units”) in Seadrift Coke L.P. (the “Partnership”); and

WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, all of the Company Shares on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1 PURCHASE AND SALE OF COMPANY SHARES; CLOSING

Section 1.1. Purchase and Sale of Company Shares. Subject to the terms and conditions set forth in this Agreement and in reliance on the representations, warranties, covenants and agreements contained herein, at the Closing (as defined below), the Seller agrees to sell to the Buyer, and the Buyer agrees to purchase from the Seller, the Company Shares in consideration of One Hundred Thirty Five Million Dollars ($135,000,000) (the “Purchase Price”).

Section 1.2. Closing. Subject to the terms and conditions set forth in this Agreement, the closing (the “Closing”) of the purchase and sale of the Company Shares and the other transactions contemplated by this Agreement shall be held at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178-0002 at 2:00 pm New York time, on the date hereof, or at such other time or such other place as the Buyer and the Seller may mutually determine. At the Closing, the Seller will deliver herewith to the Buyer (i) an original share

GRAFTECH INTERNATIONAL LTD. HAS CLAIMED CONFIDENTIAL

TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

certificate evidencing the Company Shares, which shares will be free and clear of all liens, charges and encumbrances other than Permitted Liens, (ii) a share transfer power executed in blank, (iii) signed letters of resignation from each of the Company’s officers and directors and from the Company’s designated director of Seadrift Coke, LLC, the general partner of the Partnership (the “GP LLC”), and (iv) a mutual release by such officers and directors in favor of the Company. At the Closing, the Buyer will deliver herewith to the Seller as full payment for the Company Shares an amount equal to the Purchase Price by wire transfer of immediately available funds to an account designated in writing by the Seller, as well as a mutual release by the Company and the Buyer in favor of the resigning officers and directors.

Section 1.3. Bank Account. Immediately following to the Closing, the Seller shall cause all amounts contained in the Bank Account (as defined below) to be transferred to Buyer by wire transfer of immediately available funds to an account designated in writing by the Buyer. Promptly following the Closing, the Seller shall initiate steps to close the Bank Account. The parties agree that the Persons with signatory authority in respect of the Bank Account immediately prior to Closing will retain such authority following the Closing for the sole purpose of closing the Bank Account as contemplated above. The parties agree to cooperate after the Closing to give effect to the foregoing.

SECTION 2 REPRESENTATIONS AND WARRANTIES OF THE SELLER

In order to induce the Buyer to enter into this Agreement, the Seller makes to the Buyer the representations and warranties contained in this Section 2. References in this Section 2 to the “Seller’s Knowledge” means, with respect to a particular matter, the actual knowledge of such matter of *, without any obligation on the part thereof to make any inquiry in respect of such matter.

Section 2.1. Organization; Authority.

(a) The Seller is a limited partnership validly existing and in good standing under the laws of the State of Delaware. This Agreement and all instruments executed and delivered by the Seller pursuant hereto are valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, from time to time in effect, and by equitable limitations on the availability of specific remedies and by principles of equity. The Seller has full right, authority, power and capacity to enter into this Agreement and all instruments executed and delivered by the Seller pursuant hereto and to carry out the transactions contemplated hereby and thereby.

(b) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with full corporate authority to carry out its business as presently conducted, and has not engaged in any business activities other than acquiring and holding the Units, entering into the Equity Documents, and matters incidental to the foregoing.

GRAFTECH INTERNATIONAL LTD. HAS CLAIMED CONFIDENTIAL

TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Section 2.2. Capitalization.

(a) The authorized and issued capital of the Company consists of 1,000 shares of common stock, par value $0.01 per share, all of which are duly issued, fully paid and non-assessable, owned of record and beneficially by the Seller, free and clear of all liens other than Permitted Liens. There are no outstanding rights to purchase shares of capital stock of the Company.

(b) The Company solely owns of record and beneficially the Units, free and clear of all liens other than Permitted Liens, and, based solely on materials provided by or on behalf of the Partnership, the Units comprise 18.915962%, on a fully diluted basis, of the equity interests in the Partnership as of the Closing.

Section 2.3. No Additional Interests. Neither the Seller nor any of its Affiliates hold or own any other interests or rights in or with respect to the Partnership (other than the Seller’s rights and interests as a creditor in respect of the Notes, the Note and Unit Purchase Agreement and related agreements and instruments).

Section 2.4. Assets and Liabilities; Distributions. The Company has no assets or Liabilities of any kind, other than cash in the Bank Account, the Tax Credits, the Units and related contractual rights and obligations under the Equity Documents, contractual rights and obligations under the limited liability company agreement of the GP LLC to the extent that the Company is a third-party beneficiary of such agreement, 2008 Tax Distributions related to the Units, and 2008 Tax Liabilities. To the Seller’s Knowledge, no distributions have been made by the Partnership in respect of operations during the period beginning on January 1, 2008 and ending on the date of Closing (other than tax distributions).

Section 2.5. Equity Documents. The Seller has provided to the Buyer complete and accurate copies of each of the Equity Documents. Each of the Equity Documents was duly executed and delivered by the Seller or the Company, as applicable, and, to the Seller’s Knowledge, the other parties thereto, and the Seller has not agreed in writing to any waiver or modification to any of the Equity Documents and, to the Seller’s Knowledge, no Person is in material breach under or has granted any oral waiver of or modification to any of the Equity Documents.

Section 2.6. Corporate Records. The Seller has provided to the Buyer complete and accurate copies of the Company’s certificate of incorporation, bylaws and, to the Seller’s Knowledge, minutes of all board and stockholder meetings (or written consents in lieu thereof).

Section 2.7. No Conflicts; Third Party Consents. To the Seller’s Knowledge, the execution and delivery of this Agreement and the performance of the transactions hereunder do not (i) result in any violation of law applicable to the Seller or the Company or (ii) result in any violation of a contract of the Seller. To the Seller’s Knowledge, the Seller is in compliance with applicable law in respect of the Company. To the Seller’s Knowledge, no consent of a third party is necessary to consummate the transactions contemplated hereunder on the part of the Company or the Seller.

GRAFTECH INTERNATIONAL LTD. HAS CLAIMED CONFIDENTIAL

TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Section 2.8. Financial Statements; Tax Returns. The Company has not prepared any independent financial statements. The Seller has provided to the Buyer complete copies of the tax returns of the Company for the tax periods ending on December 31, 2005, 2006 and 2007, and the evidence of outgoing wire transfers with respect to the 2008 estimated tax payments made by the Company through the Closing, and, to the Seller’s Knowledge, and with respect to 2008 taxes through the Closing Date, based solely on the information provided to the Seller by the Partnership and the GP LLC, (i) such tax returns have been timely filed, (ii) the unpaid tax liabilities of the Company from the period from January 1, 2008 through the Closing do not exceed the amount of cash in the Bank Account at Closing (including the amounts to be transferred to the Buyer pursuant to Section 1.3 hereof) plus the Tax Credits and tax distributions receivable from the Partnership after the Closing for the period through the Closing, and (iii) no tax audit of the Company is pending or threatened.

Section 2.9. Deposit Accounts. The Company has no deposit accounts except for that deposit account described on Schedule 2.9 hereto (the “Bank Account”), which Bank Account shall be closed following the Closing as contemplated in Section 1.3 hereof.

Section 2.10. Officers and Directors. The names and titles of the officers and directors of the Company and the Company’s designee on the board of the GP LLC as of immediately prior to Closing are set forth on Schedule 2.10 hereto.

Section 2.11. Broker Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 2.12. No Other Representations. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 2, THE SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED, AND EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS SECTION 2, THE BUYER IS PURCHASING THE COMPANY SHARES ON AN “AS-IS, WHERE-IS” BASIS. FOR THE AVOIDANCE OF DOUBT, THE SELLER MAKES NO REPRESENTATION OR WARRANTY IN RESPECT OF THE PARTNERSHIP, ITS AFFILIATES, OR THE PARTNERSHIP’S BUSINESS OR ANY OF THE PARTNERSHIP’S ASSETS OR LIABILITIES.

SECTION 3 REPRESENTATIONS AND WARRANTIES OF THE BUYER

In order to induce the Seller to enter into this Agreement, the Buyer makes to the Seller the representations and warranties contained in this Section 3.

GRAFTECH INTERNATIONAL LTD. HAS CLAIMED CONFIDENTIAL

TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Section 3.1. Organization; Authority.

(a) The Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware, with full corporate authority to carry out its business as presently conducted.

(b) This Agreement and all instruments executed and delivered by the Buyer pursuant hereto are valid and binding obligations of the Buyer enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, from time to time in effect, and by equitable limitations on the availability of specific remedies and by principles of equity. The Buyer has full right, authority, power and capacity to enter into this Agreement and all instruments executed and delivered by the Buyer pursuant hereto and to carry out the transactions contemplated hereby and thereby.

Section 3.2. No Conflicts; Third Party Consents. To the Buyer’s knowledge, the execution and delivery of this Agreement and the performance of the transactions hereunder do not (i) result in any violation of any law applicable to Buyer, (ii) violate any contract to which the Buyer is a party, or (iii) result in any violation of the Buyer’s charter, by-laws or other governing documents, each as currently in effect. To the Buyer’s knowledge, no consent of a third party is necessary to consummate the transactions contemplated hereunder on the part of the Buyer. The Buyer is not engaged in, and does not control any Person engaged in, the “Business” (as such term is defined in the Partnership Agreement).

Section 3.3. Accredited Investor; Investment Purpose. The Buyer has evaluated the merits and risks of purchasing the Company Shares on the terms set forth in this Agreement on its own and without reliance upon the Seller, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such purchase, is aware of and has considered the financial risks and financial hazards of purchasing the Company Shares on the terms set forth in this Agreement and is able to bear the economic risks of purchasing the Company Shares, including the possibility of complete loss with respect thereto. The Buyer has had access to such information regarding the business and finances of the Company and such other matters with respect to the Company as a reasonable person would consider in evaluating the transactions contemplated hereby, including, in particular, all information necessary to determine the fair market value of the Company Shares. The Buyer acknowledges that the Company Shares and the Units are restricted securities and are subject to the terms, conditions and restrictions set forth in the Equity Documents. The Buyer is an “accredited investor” as such term is defined in Rule 501 of Regulation D, and is purchasing the Company Shares for investment and not with a view toward distribution other than in compliance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

Section 3.4. Broker Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, other than Goldman, Sachs & Co.

GRAFTECH INTERNATIONAL LTD. HAS CLAIMED CONFIDENTIAL

TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Section 3.5. No Reliance; Disclaimer. THE BUYER ACKNOWLEDGES THAT THE REPRESENTATIONS AND WARRANTIES OF THE SELLER EXPRESSLY CONTAINED IN THIS AGREEMENT CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE SELLER TO THE BUYER IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE BUYER ACKNOWLEDGES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES ARE SPECIFICALLY DISCLAIMED AND MAY NOT BE RELIED UPON OR SERVE AS A BASIS FOR A CLAIM AGAINST THE SELLER.

SECTION 4 COVENANTS

Section 4.1. Corporate Records and Notices. The Seller hereby agrees to use commercially reasonable efforts to deliver to the Buyer following the Closing all board materials of the Company and reports and all formal notices under the Equity Documents (but excluding any materials related to the Notes and any informal or internal communications (including electronic communications)) received by the Seller from or on behalf of the Partnership or the Partnership’s general partner, and which are currently in the Seller’s possession.

Section 4.2. Further Assurances. Each of the Seller and the Buyer from time to time after the Closing at the request of the other party hereto and without further consideration shall take such other action as a party may reasonably request to fully implement the provisions of this Agreement. Without limiting the foregoing, upon the reasonable request by the Buyer and at reasonable times following reasonable notice, and only to the extent reasonably necessary, the Seller shall use commercially reasonable efforts to make available its officers and employees who are responsible for its investment in the Company to discuss and answer questions regarding the Seller’s investment in the Company or the Company’s assets or liabilities (including discussions to assist the Buyer in the Buyer’s preparation of any financial statements for the Company), except to the extent that the Seller is advised by its counsel that providing such information may have an adverse effect on the Seller. The Seller’s obligations pursuant to the preceding sentence will terminate upon completion of the Buyer’s 2010 audit. The Buyer shall reimburse the Seller for its out-of-pocket costs and expenses related to the foregoing. Each of the Seller and the Buyer shall use commercially reasonable efforts to assist and cooperate with one another and any tax authorities with respect to any tax filings, tax audits or other tax matters relating to the Company and for any periods prior to the Closing.

Section 4.3. Confidentiality.

(a) Except as required under applicable law, neither the Seller nor the Buyer shall disclose to any Person the existence of or the terms of this Agreement or the transactions contemplated hereunder without the prior written consent of the other party, except that a party may disclose the terms of this Agreement to any professional advisor or representative and their respective Affiliates and limited partners, so long as such party

GRAFTECH INTERNATIONAL LTD. HAS CLAIMED CONFIDENTIAL

TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

is subject to similar restrictions. Except as required under applicable law, each party hereto shall obtain the consent of the other in connection with any press release or other public disclosure regarding the transactions contemplated hereby, prior to any such release or disclosure. Notwithstanding the foregoing, (i) the parties acknowledge and agree that the parties shall be permitted to disclose the existence of this Agreement to the Partnership, (ii) if the Buyer determines, after consultation with legal counsel, that the Buyer is required under applicable securities laws to file this Agreement with the Securities and Exchange Commission, such disclosure is permitted hereunder, and (iii) in the event either party otherwise is required by law to disclose such information, such party will provide the other party with prompt notice of such requirement so the non-disclosing party may seek an appropriate protective order and failing the entry of such protective order, the disclosing party may disclose only such information as determined by independent legal counsel is required and will exercise reasonable efforts to maintain the assurance that confidential treatment will be accorded such information; provided, however, that the disclosing party will use its best efforts not to disclose the name of or other identifying information concerning the non-disclosing party.

(b) For a period of two (2) years following the Closing, the Seller will use commercially reasonable efforts to comply with the terms of Section 9.11 of the Note and Unit Purchase Agreement as though it remained a “Purchaser” (as defined in the Note and Unit Purchase Agreement) thereunder.

Section 4.4. Resignation as Agent. The Seller agrees to resign as “Agent” under the Note and Unit Purchase Agreement promptly following the Closing. Following such resignation, the Buyer agrees to take such action as the Seller may reasonably request from time to time to preserve and enforce the Seller’s rights as a Purchaser and creditor in respect of the Notes, the Note and Unit Purchase Agreement and related agreements and instruments, and the Seller shall reimburse the Buyer for its out-of-pocket costs and expenses related to the foregoing. Subject to the foregoing sentence, for the avoidance of doubt, the Seller shall not be responsible for any fees or expenses of the Agent following the Closing.

SECTION 5 GENERAL PROVISIONS

Section 5.1. Certain Definitions. For purposes of this Agreement:

(a) An “Affiliate” of any Person means, with respect to such Person, any other Person which directly or indirectly controls, is controlled by or is under common control with the Person specified, and control means the possession directly or indirectly of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Equity Documents” shall mean, collectively, the Note and Unit Purchase Agreement, the Voting Agreement, the Registration Rights Agreement, the Put Agreement and the Partnership Agreement.

GRAFTECH INTERNATIONAL LTD. HAS CLAIMED CONFIDENTIAL

TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

(c) “Liabilities” shall mean any liabilities, obligations, assessments, costs, expenses, expenditures, charges, fees, penalties or fines, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated.

(d) “Notes” means those certain promissory notes issued pursuant to the Note and Unit Purchase Agreement.

(e) “Note and Unit Purchase Agreement” means that certain Note and Unit Purchase Agreement dated as of April 29, 2005 by and among the Partnership, the Seller, the Company and other parties thereto, as amended by that certain First Amendment to Note and Unit Purchase Agreement dated on or about December 16, 2005, that certain Second Amendment to Note and Unit Purchase Agreement dated on or about March 6 ,2006, and that certain Third Amendment to Note and Unit Purchase Agreement dated on or about June 29, 2006.

(f) “Partnership Agreement” means that certain First Amended and Restated Agreement of Limited Partnership of the Partnership.

(g) “Permitted Liens” means any and all liens, charges and encumbrances under the Equity Documents and applicable securities laws, those created or imposed by the Buyer, and liens for taxes not yet due and payable.

(h) “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(i) “Put Agreement” means that certain Put Agreement dated as of April 29, 2005 by and between the Partnership and the Company.

(j) “Registration Rights Agreement” means that certain Registration Rights Agreement dated as of April 29, 2005 by and among the Partnership, the Company, and other parties thereto.

(k) “Tax Credits” means the overpayments by the Company in respect of the taxable year ending December 31, 2007 in the amount of (i) with respect to *, *, and (ii) with respect to *, *.

(l) “Voting Agreement” means that certain Voting Agreement dated as of April 29, 2005 by and among the GP LLC, Jordanmill Ventures LLC, and the Company.

(m) “2008 Tax Distributions” means the distributions made by the Partnership to the Company in the aggregate amount of $* in respect of *.

GRAFTECH INTERNATIONAL LTD. HAS CLAIMED CONFIDENTIAL

TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

(n) “2008 Tax Liabilities” means the tax liabilities of the Company for the period from January 1, 2008 through immediately prior to the Closing, based upon a hypothetical closing of the books of the Partnership immediately prior to the Closing.

Section 5.2. Certain Taxes. The Buyer shall bear responsibility for any transfer, sale and use taxes in connection with the transactions contemplated hereunder. The Seller shall bear responsibility for any capital gains taxes or other taxes incurred by the Seller in connection with the transactions contemplated hereunder.

Section 5.3. Entire Agreement; Severability. This Agreement (including the Schedules and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. If any term, condition or other provision of this Agreement is found to be invalid, illegal or incapable of being enforced by virtue of any rule of law, public policy or court determination, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

Section 5.4. Survival; Liability.

(a) All representations and warranties contained herein, (i) shall survive until the second (2nd) anniversary of the date of the Closing (except with respect to fraud claims with respect to this Agreement), after which date they shall expire and have no further force or effect, and (ii) shall bind the parties’ successors, heirs and assigns (including, without limitation, any successor by way of acquisition, merger or otherwise), whether so expressed or not, and, except as otherwise provided, all such representations and warranties, covenants and agreements contained herein shall inure to the benefit of the parties (subject to Section 5.8 below) and their respective successors, heirs and assigns, whether so expressed or not.

(b) In no event shall the Seller’s liability with respect to any breach of its representations, warranties or covenants made hereunder or any other claim in respect of the transactions contemplated hereunder exceed the Purchase Price.

Section 5.5. Counterparts. This Agreement may be executed in one or more facsimile counterparts, all of which will be considered one and the same agreement.

Section 5.6. Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by the Buyer and the Seller, or in the case of a waiver, the party waiving compliance.

Section 5.7. Governing Law. THE VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF

GRAFTECH INTERNATIONAL LTD. HAS CLAIMED CONFIDENTIAL

TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF NEW YORK TO THE RIGHTS AND DUTIES OF THE BUYER OR THE SELLER). Each party agrees that any proceeding arising out of or relating to this Agreement or the breach or threatened breach hereof shall be commenced and prosecuted in a court in the State of New York sitting in the Borough of Manhattan. Each party consents and submits to the non-exclusive personal jurisdiction of any court in the State of New York sitting in the Borough of Manhattan in respect of any such proceeding. Each party consents to service of process upon it with respect to any such proceeding by any means by which notices may be transmitted hereunder or by any other means permitted by applicable laws and rules. Each party waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in any court in the State of New York and any claim that it may now or hereafter have that any such proceeding in any court in the State of New York has been brought in an inconvenient forum. EACH PARTY WAIVES TRIAL BY JURY IN ANY SUCH PROCEEDING.

Section 5.8. Assignment. This Agreement may not be assigned or delegated by either party without the prior written consent of the other party. This Agreement and the obligations of the parties hereunder shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns, and no others. A lien on the rights of a party under this Agreement created by a customary collateral security arrangement under a credit facility shall not be deemed a violation of this Section 5.8 and shall not require such prior consent.

Section 5.9. Third Party Beneficiaries. Except as expressly provided in this Agreement, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

Section 5.10. Expenses.

(a) Except as expressly provided for hereunder, each party hereto shall bear its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Buyer shall bear responsibility for all fees and expenses in connection with its engagement of Goldman, Sachs & Co.

(b) The prevailing party in any dispute under this Agreement shall be entitled to reimbursement from the other party of its costs and expenses in respect of the enforcement of the provisions hereof in any claim or action, but only to the extent that a court of competent jurisdiction has determined that such party has prevailed in its enforcement of such claim or action or the parties have settled or agreed to a resolution of such claim or action, including the payment of such costs and expenses.

Section 5.11. Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given if delivered personally, sent by overnight courier (providing proof of delivery), or via facsimile to the parties at the following addresses (or at such other address for a party as specified by like notice):

(a)	if to the Seller, to:

Falcon Mezzanine Partners, LP

21 Custom House Street

10th Floor

Boston, MA 02110

Attention: William Kennedy

Telecopy: (617) 412-2799

GRAFTECH INTERNATIONAL LTD. HAS CLAIMED CONFIDENTIAL

TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934

With a copy to (which shall not constitute effective notice):

Proskauer Rose LLP

One International Place

23rd Floor

Boston, MA 02110

Attn: Steven M. Ellis, Esq.

Telecopy: (617) 526-9899

(b)	if to the Buyer, to:

GrafTech International Holdings Inc.

12900 Snow Road

Parma, OH 44130

Attention: Erick Asmussen

Telecopy: (216) 676-2526

With a copy to (which shall not constitute effective notice):

Kelley Drye & Warren LLP

400 Atlantic Street

Stamford, CT 06901

Attention: M. Ridgway Barker

Telecopy: (203) 327-2669

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase and Sale Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

SELLER:

FALCON MEZZANINE PARTNERS, LP

By: Falcon Mezzanine Investments, LLC, its general partner

By:	/S/ Eric Y. Rogoff
Name:	Eric Y. Rogoff
Title:	Vice President

BUYER:

GRAFTECH INTERNATIONAL HOLDINGS INC.

By:	/S/ Erick Asmussen
Name:	Erick Asmussen
Title:	Attorney-in-Fact

[Signature page to Stock Purchase and Sale Agreement]

Schedule 2.9

Account Number: *

Contact: *

Authorized signatories with respect to the Bank Account are *, * and *.

Schedule 2.10

Name	Position with the Company
*

Name	Position with Seadrift Coke, LLC
*